UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 3, 2016

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 GSK Drive, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 5, 2016, Calgon Carbon Corporation issued a Press Release announcing its results for the first fiscal quarter ended March 31, 2016 and certain other information that is furnished as Exhibit 99.1 hereto.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 3, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 50,588,267 shares of the Company’s common stock were entitled to vote as of March 11, 2016, the record date for the Annual Meeting.  There were 47,800,814 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on three proposals.  Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting, and the final voting results of each such proposal.

Proposal 1 – Election of Directors

The stockholders elected three Directors. The results of the vote were as follows:

Director	For	Withheld	Broker Non-Votes
J. Rich Alexander (Class of 2019)	42,832,413	2,114,907	2,853,493
Louis S. Massimo (Class of 2019)	42,940,970	2,006,350	2,853,493
Donald C. Templin (Class of 2019)	42,099,538	2,847,783	2,853,493

Proposal 2 – Ratification of Appointment of the Independent Registered Public Accounting Firm for 2016

The stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2016.  The results of the vote were as follows:

For	Against	Abstained	Broker Non-Vote
45,194,075	2,427,361	179,376	0

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders voted to approve, on an advisory basis, the compensation of our named executive officers.  The results of the vote were as follows:

For	Against	Abstained	Broker Non-Vote
44,098,367	821,649	27,304	2,853,493

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following Exhibit 99.1 is being furnished pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: May 5, 2016	/s/ Chad Whalen
(Signature)
Chad Whalen
Senior Vice President, General Counsel and Secretary